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                                                                       EXHIBIT 1


                            JOINT FILING AGREEMENT


          JOINT FILING AGREEMENT, dated as of September 12, 1997, by and between Tele-Communications, Inc., a Delaware corporation, and Robert L. Johnson.

          WHEREAS, each of the parties hereto beneficially owns shares, or options to purchase shares, of Class A Common Stock, Class B Common Stock or Class C Common Stock (collectively, the "Company Securities") of BET Holdings, Inc., a Delaware corporation;

          WHEREAS, the parties hereto constitute a "group" with respect to the beneficial ownership of the Company Securities for purposes of Rule 13d-1 and
Schedule 13D promulgated by the Securities and Exchange Commission; and

          NOW, THEREFORE, the parties hereto agree as follows:

          1. The parties hereto shall prepare a single statement containing the information required by Schedule 13D with respect to their respective interests in the Company Securities (the "Reporting Group Schedule 13D"), and the Reporting Group Schedule 13D shall be filed on behalf of each of them.

          2. Each party hereto shall be responsible for the timely filing of the Reporting Group Schedule 13D and any necessary amendments thereto, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning any other party contained therein, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

          3. This Agreement shall continue unless terminated by any party hereto.

          4. Stephen M. Brett, Esq. and Frederick H. McGrath, Esq. shall be designated as the persons authorized to receive notices and communications with respect to the Reporting Group Schedule 13D and any amendments thereto.

          5.  This Agreement may be executed in counterparts, each of which taken together shall constitute one and the same instrument.
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          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.



                              /s/ Robert L. Johnson
                              -------------------------
                              Robert L. Johnson


                              TELE-COMMUNICATIONS, INC.



                              By:    /s/ Stephen M. Brett
                                   ----------------------
                                   Name:  Stephen M. Brett
                                   Title: Executive Vice President and General
                                           Counsel

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